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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Safeway Inc. on Form S-3 of our report dated February 20, 1995 (January 30, 1996 as to the effects of the stock split described in Note A) (which expresses an unqualified opinion and includes an explanatory paragraph relating to changes in Safeway Inc.'s methods of accounting during the fiscal year ended January 2,
1993) appearing in Registration Statement No. 333-00037.

     We also consent to the reference to us under the heading "Experts" in the Prospectuses, which are part of such Registration Statement.

Deloitte & Touche LLP

Oakland, California
February 5, 1996